UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 8, 2008

Commission	Registrant; State of Incorporation;	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.

333-21011	FIRSTENERGY CORP.	34-1843785
(An Ohio Corporation)
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

333-145140-01	FIRSTENERGY SOLUTIONS CORP.	31-1560186
(An Ohio Corporation)
c/o FirstEnergy Corp.
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 8, 2008, to enhance their liquidity position in the face of the turbulent credit and bond markets,  FirstEnergy Corp. (FirstEnergy) and its subsidiaries, FirstEnergy Solutions Corp. (FES) and FirstEnergy Generation Corp. (FGCO), entered into a $300 million secured term loan facility (Facility), with Credit Suisse (CS), as administrative agent and lender, and such other lenders as may become parties to the Facility from time to time.  Under the Facility, FGCO is the borrower and FES and FirstEnergy are guarantors.

Generally, the Facility is available to FGCO until October 7, 2009, with a minimum borrowing amount of $100 million.  Each borrowing will mature 30 days from the date of borrowing (or, if earlier, on October 7, 2009), excluding any “blackout periods” agreed upon by FirstEnergy and CS for the purpose of issuing registered or Rule 144A securities.  Blackout periods will commence on the first day following the end of a fiscal quarter of FirstEnergy and shall end not later than two days following the date on which earnings for FirstEnergy for such fiscal quarter are publicly released.  Once repaid, a loan may not be reborrowed. The proceeds of the loans may be used for general corporate purposes of FirstEnergy and its subsidiaries, other than, with certain exceptions, the payment of indebtedness under other revolving credit or term loan credit facilities of FirstEnergy and its subsidiaries.

Borrowings under the Facility may take the form of alternate base rate loans or Eurodollar rate loans.  Outstanding alternate base rate loans will bear interest on each day at a fluctuating rate per annum equal to the sum of the higher of CS’s prime rate in effect on such day and the Federal Funds Effective Rate in effect on such day plus 1/2 of 1.00%, plus the applicable margin, which is the higher of 2.00% and a rate determined on the basis of FirstEnergy’s and CS’s applicable credit default swap spread. The interest on alternate base rate loans will be payable quarterly in arrears on the last business day of each quarter, on the maturity date of the loan, on the date such alternate base rate loan would be converted to a Eurodollar rate loan and on the date such loan is paid in full. Outstanding Eurodollar rate loans will bear interest for interest periods of one month at a rate per annum equal to the sum of the applicable London Interbank Offered Rate (LIBOR) two days prior to the commencement of the interest period for such Eurodollar rate loan, plus the applicable margin, which is the higher of 3.00% and a rate determined on the basis of FirstEnergy’s and CS’s applicable credit default swap spread.  The interest on Eurodollar rate loans will be payable on the last day of each interest period for such Eurodollar rate loan, on the maturity date for the loan, on the date such Eurodollar rate loan would be converted to an alternate base rate loan and on the date such loan is paid in full.

In addition, under the terms of the Facility, FGCO has agreed to pay each lender, through CS, an unused commitment fee equal to 0.75% per annum of the daily unused amount of the commitment of such lender during the preceding quarter or other period starting with the date of the Facility or at the completion of the 364 day availability period or the date on which the commitment of such lender would expire or be terminated.

The loans under the Facility are subject to mandatory prepayment if FirstEnergy or any subsidiary incurs or issues debt for borrowed money owed to, or issues equity to, a person other than FirstEnergy or any of its subsidiaries.  However, any debt incurred or issued under certain credit facilities in existence as of the date of the new Facility will not result in a mandatory prepayment.

In addition to customary conditions precedent to borrowing under the Facility, FGCO must issue to the administrative agent for its benefit and the benefit of the lenders, a first mortgage bond pursuant to its General Mortgage Indenture and Deed of Trust dated as of June 19, 2008, to The Bank of New York Trust Company, N.A. (FGCO Mortgage).  It is a further condition that the aggregate outstanding amount of bonds issued under the FGCO Mortgage must not exceed 60% (or such higher percentage as may be agreed to by CS) of the lesser of the cost or fair value of all property additions (as determined in accordance with the FGCO Mortgage).  Also, certain existing credit facilities of FirstEnergy and its subsidiaries must be drawn in full, and FirstEnergy must engage an investment bank satisfactory to CS to publicly sell or privately place debt or equity securities of FirstEnergy or any of its subsidiaries, the proceeds of which would be used to provide funds for the prepayment in full of the loans and termination of the Facility.

 The Facility contains customary events of default, including, without limitation, defaults relating to or arising from non-payment, breach of covenants, inaccuracy of representations and warranties, cross-defaults to other indebtedness (including the occurrence of an event of default under the FGCO Mortgage), bankruptcy and insolvency events, judgments, ERISA defaults, invalidity of loan and collateral documents, and change of control.  If an event of default under the Facility occurs and is continuing, CS may declare the commitment of each lender to make loans to be terminated and declare the unpaid principal amount of all outstanding loans and interests accrued under the Facility immediately due and payable, and the lenders may exercise their other rights and remedies under the Facility and the FGCO Mortgage.

FGCO, FES and FirstEnergy are subject to certain affirmative and negative covenants, including limitations on the ability to sell, lease, transfer or dispose of assets, to grant or permit liens upon properties to secure debt, to merge or consolidate, to enter into any prohibited transactions as defined in the Employee Retirement Income Security Act of 1974, to use the proceeds of any borrowing for prohibited purposes or to make certain payments on, or reduce or terminate the lending commitments under, certain other indebtedness.  Also, FirstEnergy must maintain a debt to capitalization ratio of no more than 0.65 to 1.00, determined as of the last day of each fiscal quarter.

The foregoing is a summary description of certain terms of the Facility and is qualified in its entirety by reference to the Facility, which FirstEnergy intends to file as an exhibit to its quarterly report on Form 10-Q for the quarter ending September 30, 2008.

For a more complete discussion of the liquidity position of FirstEnergy and its subsidiaries, see FirstEnergy’s letter to the investment community filed by the registrants with the SEC on Form 8-K on October 9, 2008.

Forward-Looking Statements: This Form 8-K includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management’s intents, beliefs and current expectations.  These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “believe,” “estimate” and similar words.  Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Actual results may differ materially due to the speed and nature of increased competition in the electric utility industry and legislative and regulatory changes affecting how generation rates will be determined following the expiration of existing rate plans in Ohio and Pennsylvania, the impact of the PUCO’s rulemaking process on the Ohio Companies’ Electric Security Plan and Market Rate Offer filings, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices and availability, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of FirstEnergy’s regulated utilities to collect transition and other charges or to recover increased transmission costs, maintenance costs being higher than anticipated, other legislative and regulatory changes including revised environmental requirements and possible greenhouse gas emissions regulation, the impact of the U.S. Court of Appeals’ July 11, 2008 decision to vacate the CAIR rules and the scope of any laws, rules or regulations that may ultimately take their place, the uncertainty of the timing and amounts of the capital expenditures needed to, among other things, implement the Air Quality Compliance Plan (including that such amounts could be higher than anticipated) or levels of emission reductions related to the Consent Decree resolving the New Source Review litigation or other potential regulatory initiatives, adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits and oversight by the Nuclear Regulatory Commission including, but not limited to, the Demand for Information issued to FENOC on May 14, 2007) as disclosed in the registrants’ SEC filings, the timing and outcome of various proceedings before the PUCO (including, but not limited to, the Distribution Rate Cases and the generation supply plan filing for the Ohio Companies and the successful resolution of the issues remanded to the PUCO by the Supreme Court of Ohio regarding the Rate Stabilization Plan and the Rate Certainty Plan, including the recovery of deferred fuel costs) and Met-Ed’s and Penelec’s transmission service charge filings with the PPUC (as well as the resolution of the Petitions for Review filed with the Commonwealth Court of Pennsylvania with respect to the transition rate plan for Met-Ed and Penelec), the continuing availability of generating units and their ability to continue to operate at or near full capacity, the ability to comply with applicable state and federal reliability standards, the ability to accomplish or realize anticipated benefits from strategic goals (including employee workforce initiatives), the ability to improve electric commodity margins and to experience growth in the distribution business, changing market conditions that could affect the value of assets held in the registrants’ nuclear decommissioning trust funds, pension funds and other trust funds, the ability to access the public securities and other capital and credit markets in accordance with FirstEnergy’s financing plan and the cost of such capital, changes in general economic conditions affecting the registrants, the state of the capital and credit markets affecting the registrants, and the risks and other factors discussed from time to time in the registrants’ SEC filings, and other similar factors.  The foregoing review of factors should not be construed as exhaustive.  New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on the registrants’ business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. Dividends declared from time to time on FirstEnergy’s common stock during any annual period depend on circumstances considered by FirstEnergy’s Board of Directors at the time of the actual declarations.  The registrants expressly disclaim any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

October 15, 2008

FIRSTENERGY CORP.
Registrant

FIRSTENERGY SOLUTIONS CORP.
Registrant

/s/ Harvey L. Wagner
Harvey L. Wagner
Vice President, Controller
and Chief Accounting Officer